UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 23, 2014

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KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Knight Transportation, Inc., an Arizona corporation (the “Company”) announces, effective October 23, 2014, that Keith Knight has relinquished his role as COO of the Company.  Keith will continue to serve the Company on a full time basis, though not as an officer. Keith will continue to support the growth and development of our Sales and Operations teams.

Kevin Knight, Chairman and CEO, commented, “We appreciate all that Keith has done and will continue to do for the Company.  We greatly appreciate Keith’s positive influence with our people, our customers and our culture.”

Randy Knight, one of the Company’s Founders and a Director since 1990, resigned from the Board of Directors, effective October 23, 2014, in order to devote his attention to personal and family interests.

Kevin Knight commented, “We are very grateful for Randy’s leadership and service.  We would like to thank Randy for all that he has done for our company.  We would not have become the company that we are today without his strong influence, especially in our early years.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: October 23, 2014	By:	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer